Exhibit 99.1

Thomas H. Stoner Jr. Resigns as CEO and Will Remain on the Board
Company completes repositioning and focuses on K-Fuel development

DENVER, June 15, 2011 —Evergreen Energy Inc. (NYSE Arca: EEE) announced Thomas H. Stoner, Jr. will resign as CEO effective July 1, 2011.  Stoner will remain a member of the board of directors.
“On behalf of the staff, board of directors and shareholders of Evergreen, I wish to take this opportunity to thank Tom for his untiring efforts over the past two years as CEO,” stated Ilyas Khan, Executive Chairman of the Board.  “Tom has tackled a number of challenges that confronted the company, dealing with them with dignity and aplomb and creating the platform that has enabled us to face the future with increased confidence. He leaves with my sincere gratitude and best wishes, and I look forward to working with him as a non-executive colleague on the board.”
Thomas H. Stoner, Jr. stated: “The clarity of today’s business mission for Evergreen and the financial resources we have in place to execute that business agenda are a testament to the leadership and skills of our new executive chairman and current management team. Over the past two years we have shed non-core assets, reduced the debt burden on the company, raised new equity, and refocused the company on the enormous opportunity of K-Fuel. I believe it is time for me to step aside and for the company to build out a management team with more relevant experience in the coal upgrading and beneficiation business.  I would like to thank my colleagues at Evergreen for their support.”
Ilyas Khan will act as interim CEO while the company evaluates replacement efforts.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) offers environmental solutions for energy production and generation industries, primarily through its patented clean coal technology, K-Fuel.  K-Fuel significantly improves the performance of low-rank sub-bituminous and brown coals and lignite.  The process yields higher efficiency levels, which are variable depending on the type of coal processed, by applying heat and pressure to low-rank coals to reduce moisture.  For more information, please visit the company’s website at www.evgenergy.com.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the K-Fuel® or GreenCert™ technologies and the successful development and operation of our Southern Coal Holdings venture with WPG Resources (“SCH”) may be adversely impacted by unfavorable decisions in pending litigation, the inability of Green Bridge Holdings to make future payments under the terms of the sale of the Landrica Development Company assets and our Ft. Union Plant , the inability to raise sufficient additional capital in a timely manner to pursue the development of the technology or the development and operation of SCH, unsuccessful exploratory activities with respect to the identified SCH coal deposits, the inability to successfully apply the K-Fuel technology to SCH’s coal deposits, the inability of SCH to obtain regulatory approval for its activities, and/or adverse conditions for the marketing and sale of upgraded coal. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com

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